Exhibit 99.1

inContact Reports Second Quarter 2013 Financial Results

Company Achieves Record Bookings, Year-Over-Year Software Revenue Growth of 26% and Consolidated

Revenue Growth of 19%

SALT LAKE CITY – August 8, 2013 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center agent optimization tools, today reported financial results for the second quarter ended June 30, 2013.

Said Paul Jarman, inContact CEO, “I’m pleased to announce that Q2 was the strongest bookings quarter in the company’s history, up 46 percent over what was a very strong comparable quarter in Q2 2012. During the quarter, we closed a record number of 83 contracts, 54 with new logo customers and 29 expansion deals. These strong bookings results have been fueled by our continued investment in demand generation marketing and sales expansion. As the cloud market becomes increasingly mainstream, we see larger and larger enterprise customers adopting the cloud, which is another driver of our extremely strong bookings. We believe that the cloud contact center market is undergoing a meaningful shift into a new phase of adoption and inContact is benefiting from these powerful market dynamics.”

Revenue

Software segment revenue totaled $16.2 million for the quarter ended June 30, 2013, an increase of $3.4 million or 26% from $12.8 million in Q2 2012. Telecom segment revenue for Q2 2013 was $14.9 million for the quarter ended June 30, 2013, an increase of $1.6 million or 12% from $13.3 million in Q2 2012, driven by increases in software-related telecom revenue.

Consolidated revenue for the quarter ended June 30, 2013 was $31.1 million versus $26.1 million for the same period in 2012, an increase of 19%.

For the six months ended June 30, 2013, Software segment revenue totaled $32.4 million, an increase of 29% from $25.1 million for 2012. For the six months ended June 30, 2013, Telecom segment revenue totaled $30.3 million, an increase of 14% from $26.6 million for 2012.

Gross Margin

The Q2 2013 Software segment gross margin was 61% versus 59% in Q2 2012, and excluding non-cash charges, non-GAAP Software segment gross margin was 73% for the quarter, versus 72% in Q2 2012. This increase in gross margin is principally attributable to revenue increases in 2013 as well as operational efficiencies and leverage in international infrastructure investments made in Q4 of 2011. Second quarter 2013 Telecom segment gross margin was 35% versus 31% in Q2 2012.

Consolidated gross margin percentage was 49% in the second quarter compared to 45% for the same period in 2012. Excluding non-cash charges, consolidated gross margin was 56% for the second quarter compared to 52% for the same period in 2012.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“Adjusted EBITDA”) for the second quarter 2013 was $1.9 million versus $1.1 million during the same period in 2012. Our increase in Adjusted EBITDA is primarily due to the increase in margins discussed above. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended June 30, 2013 was $1.8 million, or ($0.03) per share, as compared to a net loss of $1.8 million or ($0.04) per share for the same period in 2012.

Jarman concluded, “We have a clear leadership position in a market that is rapidly growing, and have the right innovative products that contact centers need to address their biggest challenges. We are winning in a variety of promising new vertical markets and are having increasing success in large enterprise deals. We have a strong and growing distribution channel to help us reach the broadest possible audience for our award-winning portfolio solutions. These factors give us great confidence in our strategy and in our long-term growth opportunity.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our second quarter 2013 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-1906

International: + 1-785-424-1825

Conference ID#: INCONTACT

An audio file of the call will be available after August 10, 2013 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until August 15, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 12330

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$51,069	$48,836
Restricted cash	81	81
Accounts and other receivables, net of allowance for uncollectible accounts of $1,161 and $831, respectively	18,128	18,043
Other current assets	3,426	3,278

Total current assets	72,704	70,238
Property and equipment, net	23,221	19,862
Intangible assets, net	1,051	1,156
Goodwill	4,086	4,086
Other assets	1,355	1,005

Total assets	$102,417	$96,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$8,482	$7,247
Accrued liabilities	5,278	5,638
Accrued commissions	2,030	1,610
Current portion of deferred revenue	3,018	1,973
Current portion of long-term debt and capital lease obligations	3,606	2,691

Total current liabilities	22,414	19,159
Long-term debt and capital lease obligations	3,434	2,859
Deferred rent	405	383
Deferred revenue	3,292	1,958

Total liabilities	29,545	24,359
Total stockholders’ equity	72,872	71,988

Total liabilities and stockholders’ equity	$102,417	$96,347

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share data)

	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012
Net revenue:
Software	$16,185	$12,828	$32,357	$25,130
Telecom	14,898	13,312	30,371	26,566

Total net revenue	31,083	26,140	62,728	51,696

Costs of revenue:
Software	6,344	5,259	12,779	10,349
Telecom	9,610	9,196	19,643	18,423

Total costs of revenue	15,954	14,455	32,422	28,772

Gross profit	15,129	11,685	30,306	22,924

Operating expenses:
Selling and marketing	9,008	6,898	17,430	13,918
Research and development	2,964	2,279	5,735	4,116
General and administrative	4,811	4,049	9,856	8,143

Total operating expenses	16,783	13,226	33,021	26,177

Loss from operations	(1,654)	(1,541)	(2,715)	(3,253)
Other income (expense):
Interest income	—	3	—	3
Interest expense	(90)	(108)	(150)	(202)
Other expense	—	(99)	(25)	(146)

Total other expense	(90)	(204)	(175)	(345)

Loss before income taxes	(1,744)	(1,745)	(2,890)	(3,598)
Income tax expense	(32)	(15)	(49)	(30)

Net loss and comprehensive loss	$(1,776)	$(1,760)	$(2,939)	$(3,628)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.04)	$(0.05)	$(0.08)
Weighted average common shares outstanding:
Basic and diluted	54,196	44,561	53,897	44,374

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(2,939)	$(3,628)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	2,929	2,382
Amortization of software development costs	2,312	1,961
Amortization of intangible assets	105	133
Amortization of note financing costs	9	18
Interest accretion	3	8
Stock-based compensation	1,511	850
Loss on disposal of property and equipment	87	146
Changes in operating assets and liabilities:
Accounts and other receivables, net	(2,816)	(766)
Other current assets	(148)	(616)
Other non-current assets	(339)	(147)
Trade accounts payable	741	494
Accrued liabilities	(366)	426
Accrued commissions	420	247
Deferred rent	28	40
Deferred revenue	2,379	1,182

Net cash provided by operating activities	3,916	2,730

Cash flows from investing activities:
Decrease in restricted cash	—	165
Purchase of intangible assets	—	(125)
Payments made for deposits	(11)	(19)
Acquisition of assets	(2,296)	—
Capitalized software development costs	(2,880)	(2,760)
Purchases of property and equipment	(3,017)	(2,473)

Net cash used in investing activities	(8,204)	(5,212)

Cash flows from financing activities:
Proceeds from exercise of options	4,849	2,078
Proceeds from sale of stock under employee stock purchase plan	194	121
Borrowings under term loan	4,000	—
Payment of debt financing fees	(43)	(29)
Principal payments on long-term debt and capital leases	(1,479)	(1,417)
Borrowings under the revolving credit notes	—	6,000
Payments under the revolving credit notes	(1,000)	(5,500)

Net cash (used in) provided by financing activities	6,521	1,253

Net decrease in cash and cash equivalents	2,233	(1,229)
Cash and cash equivalents at the beginning of the period	48,836	17,724

Cash and cash equivalents at the end of the period	$51,069	$16,495

SEGMENT REPORTING

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the quarters ended June 30, 2013 and 2012 were as follows (in thousands - unaudited):

	Three months ended June 30, 2013			Three months ended June 30, 2012
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
Net revenue	$16,185	$14,898	$31,083	$12,828	$13,312	$26,140
Costs of revenue	6,344	9,610	15,954	5,259	9,196	14,455

Gross profit	9,841	5,288	15,129	7,569	4,116	11,685

Gross margin	61%	35%	49%	59%	31%	45%
Operating expenses:
Direct selling and marketing	7,560	947	8,507	5,718	767	6,485
Direct research and development	2,714	—	2,714	2,048	—	2,048
Indirect	4,708	854	5,562	3,995	698	4,693

(Loss) income from operations	$(5,141)	$3,487	$(1,654)	$(4,192)	$2,651	$(1,541)

	Six months ended June 30, 2013			Six months ended June 30, 2012
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
Net revenue	$32,357	$30,371	$62,728	$25,130	$26,566	$51,696
Costs of revenue	12,779	19,643	32,422	10,349	18,423	28,772

Gross profit	19,578	10,728	30,306	14,781	8,143	22,924

Gross margin	61%	35%	48%	59%	31%	44%
Operating expenses:
Direct selling and marketing	14,523	1,938	16,461	11,523	1,610	13,133
Direct research and development	5,253	—	5,253	3,702	—	3,702
Indirect	9,454	1,853	11,307	7,828	1,514	9,342

(Loss) income from operations	$(9,652)	$6,937	$(2,715)	$(8,272)	$5,019	$(3,253)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Quarter ended June 30,		Six Months ended June 30,
	2013	2012	2013	2012
Net loss and comprehensive loss	$(1,776)	$(1,760)	$(2,939)	$(3,628)
Depreciation and amortization	2,822	2,410	5,346	4,476
Stock-based compensation	736	341	1,511	850
Interest income and expense, net	90	105	150	199
Income tax expense	32	15	49	30

EBITDAS	$1,904	$1,111	$4,117	$1,927

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended June 30, 2013		Quarter ended June 30, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$15,129	49%	$11,685	45%
Depreciation and amortization	2,160	7%	1,852	7%
Stock-based compensation	103	0%	78	0%

Consolidated gross profit and margin, excluding non-cash charges	$17,392	56%	$13,615	52%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended June 30, 2013		Quarter ended June 30, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$9,841	61%	$7,569	59%
Depreciation and amortization	1,950	12%	1,611	13%
Stock-based compensation	100	1%	75	1%

Software segment gross profit and margin, excluding non-cash charges	$11,891	73%	$9,255	72%

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create high quality customer experiences. inContact is 100% focused on the cloud and is the only provider to combine cloud software with an enterprise-class telecommunications network for a complete customer interaction solution. Winner of Frost & Sullivan 2012 North American Cloud Company of the Year in Cloud Contact Center Solutions, inContact has deployed over 1,300 cloud contact center instances. To learn more, visit www.inContact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Steven Pasko, Market Street Partners, 415-445-3238, spasko@marketstreetpartners.com, or General Contact: Mariann McDonagh, inContact, Chief Marketing Officer, 801-320-3347, mariann.mcdonagh@inContact.com.